UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 13, 2025

VIEWBIX INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 001-42681

Delaware	68-0080601
(State of Incorporation)	(I.R.S. Employer Identification No.)

3 Hanehoshet St, Building B, 7th floor, Tel Aviv, Israel	6971068
(Address of Registrant’s Office)	(ZIP Code)

Registrant’s Telephone Number, including area code: +972 9-774-1505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On November 5, 2025, Viewbix Inc. (the “Company”) announced that it entered into a non-binding term sheet with Quantum X Labs Ltd., an Israeli company (“Quantum”), a cutting-edge quantum computing and AI company focusing on advancing technologies in quantum algorithmics and quantum physics, and all of the shareholders of Quantum (the “Quantum Shareholders”) with respect to a strategic transaction to acquire 100% of Quantum’s issued and outstanding share capital on a fully diluted and post-closing basis. On November 13, 2025, the Company entered into a new non-binding term sheet (the “Term Sheet”) with Quantum and the Quantum Shareholders pursuant to which the Company would acquire (the “Acquisition”) 100% of Quantum’s issued and outstanding share capital on a fully diluted and post-closing basis in exchange for the issuance of 40.0% of the Company’s issued and outstanding capital stock, including the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) to be issued by the Company pursuant to the securities purchase agreement, dated November 5, 2025, between the Company and each purchaser identified on the signature pages thereto (the “Private Placement Shares” and the “Private Placement Offering”), on post-closing basis of the Acquisition and the Private Placement Offering consisting of (i) shares of the Company’s Common Stock representing 19.99% of the Company’s issued and outstanding capital stock (the “Exchange Shares), including the Private Placement Shares issued in the Private Placement Offering, and (ii) pre-funded warrants to purchase shares of Common Stock representing the balance of the 40.0% less the Exchange Shares (the “Exchange Pre-Funded Warrants” and together with the Exchange Shares, the “Viewbix Exchange Securities”).

In addition, pursuant to the Term Sheet, the Company may issue additional shares of the Company’s Common Stock and/or pre-funded warrants to purchase shares of Common Stock (collectively, the “Earn Out Securities”), which shall not represent in the aggregate more than 65.0% of the Company’s issued and outstanding capital stock, including the Viewbix Exchange Securities and the Private Placement Shares issued in the Private Placement Offering, on a post-closing basis, upon the achievement of certain milestones as follows: (i) the issuance of a number of Earn-Out Securities equal to 6% of the Company’s issued and outstanding capital stock on a post-closing basis if Quantum completes the first phase of developing its prototype and either enters into a binding collaboration agreement with a recognized quantum hardware provider or files a patent with a recognized patent authority within 18 months from the closing date of the Acquisition (the “Closing Date”), (ii) the issuance of a number of Earn-Out Securities equal to an additional 8% of the Company’s issued and outstanding capital stock on a post-closing basis if Quantum completes the second phase of developing its prototype and either completes a technical validation report from a recognized design partner confirming successful beta performance or files an additional patent with a recognized patent authority within 30 months of the Closing Date; and (iii) the issuance of a number of Earn-Out Securities equal to an additional 11% of the Company’s issued and outstanding capital stock on a post-closing basis if Quantum reaches beta testing of its platform with partners and/or files an additional patent with a recognized patent authority within 36 months of the Closing Date.

The completion of the Acquisition and the issuance of Viewbix Exchange Securities is subject to final due diligence, the execution of definitive agreements, regulatory approvals, the approval of the Company’s stockholders in accordance with applicable rules or regulations of the Nasdaq Stock Market LLC and customary closing conditions.

Warning Concerning Forward Looking Statements

This Current Report on Form 8-K (this “Current Report”) contains statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. For example, this Current Report states that the completion of the Acquisitionis subject to various conditions and contingencies as are customary in transactions of such nature in the United States. The Company is using forward-looking statements when it discusses the completion of final due diligence, the execution of definitive agreements, approval by the Company’s stockholders and the satisfaction of customary closing conditions. These forward looking statements are based upon the Company’s present intent, beliefs or expectations, but forward looking statements are not guaranteed to occur and may not occur for various reasons, including some reasons which are beyond the Company’s control. For this reason, among others, you should not place undue reliance upon the Company’s forward looking statements. Except as required by law, the Company undertakes no obligation to revise or update any forward looking statements in order to reflect any event or circumstance that may arise after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viewbix Inc.

By:	/s/ Amihay Hadad
Name:	Amihay Hadad
Title:	Chief Executive Officer

Date: November 14, 2025